UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2008

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.06	MATERIAL IMPAIRMENTS.

On November 5, 2008, executive management of Navistar International Corporation (the “Company”) concluded that a material charge for impairment related to its VEE Business Unit is required under generally accepted accounting principles applicable to the Company. The VEE Business Unit is comprised of the following asset groups: the Huntsville Engine Plant (“HEP”), the Indianapolis Engine Plant (“IEP”) and the VEE asset group which includes HEP, IEP and the Indianapolis Casting Corporation foundry (“ICC”).

Due to the significant reduction in demand from Ford Motor Company (“Ford”) for diesel engines produced by Navistar, Inc. (the principal manufacturing subsidiary of the Company) at the VEE Business Unit and the expectation that Ford’s demand for diesel engines will continue to be below previously anticipated levels, the Company concluded that a trigger event under Statement of Financial Accounting Standards No. 144 (“SFAS 144”) has occurred. The Company’s analyses under SFAS 144 have led to a conclusion that a material impairment of the carrying value of the affected assets has occurred. At this time, the Company is evaluating the fair value of the affected assets by taking into consideration current and expected future demand for its products, as well as the market value of the affected assets. This work is ongoing, but the Company estimates that it will record expenses in fiscal 2008 ranging from $375 to $430 million, the majority of which are expected to be recognized in the 4th quarter of fiscal 2008. The expenses are expected to include $345 to $385 million of long-lived asset impairments and $30 to $45 million of other charges. Approximately $25 to $35 million of the other charges are expected to require cash outlays.

Navistar International Corporation (NYSE: NAV) is a holding Company whose wholly owned subsidiaries produce International® brand commercial and military trucks, MaxxForce™ brand diesel engines, IC brand school and commercial buses, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The Company also provides truck and diesel engine parts and service. Another affiliate offers financing services. Additional information is available at www.navistar.com.

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions. For a further description of these factors, see Item 1A. Risk Factors of our Form 10-Q for the period ended July 31, 2008 and our Form 10-K for the fiscal year ended October 31, 2007, which were filed on September 3, 2008 and May 29, 2008, respectively. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION Registrant

Date: November 10, 2008	/s/ Terry M. Endsley
Terry M. Endsley Executive Vice President and Chief Financial Officer